NLIGHT, INC. EXECUTIVE EMPLOYMENT AGREEMENT This Executive Employment Agreement (the “Agreement”) is entered into as of August 31, 2020 (the “Effective Date”) by and between nLIGHT, Inc. (the “Company”), and Joseph Corso (“Executive”). 1. Duties and Scope of Employment. (a) Positions and Duties. As of the Effective Date, Executive will serve as the Company’s Vice President of Corporate Development and Investor Relations and report to the Company’s Chief Executive Officer (the “CEO”). Executive will render business and professional services in the performance of Executive’s duties, consistent with Executive’s position within the Company, as will reasonably be assigned to Executive by the CEO (b) Obligations. During the period of time in which Executive is employed with the Company (such period, the “Employment Term”), Executive will perform Executive’s duties faithfully and to the best of Executive’s ability and will devote Executive’s full business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to (i) actively engage in any other employment, occupation, or consulting activity for any direct or indirect remuneration or (ii) serve on other boards of directors, in all cases, without the prior approval of the Board. Notwithstanding the foregoing, Executive may, without additional approval by the Board, (i) engage in religious, charitable or other community activities and (ii) provide limited transition assistance services to Executive’s immediately prior employer, provided that, with respect to (i) and (ii) the services and activities do not materially interfere with Executive’s performance of Executive’s duties as provided in this Agreement and the services and activities do not adversely affect the business, reputation or public stock price of the Company. Executive further agrees to comply with all Company policies, including, for the avoidance of any doubt, any insider trading policies and compensation clawback policies currently in existence or that may be adopted by the Company during the Employment Term. 2. At-Will Employment. The parties agree that Executive’s employment with the Company remains “at-will” employment and may be terminated at any time with or without cause or notice. Executive understands and agrees that neither Executive’s job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of Executive’s employment with the Company. However, as described in this Agreement, Executive may be entitled to severance payments and benefits depending on the circumstances of Executive’s termination of employment with the Company. 3. Compensation. (a) Base Salary. The Company will pay Executive an annual salary of $230,000 as compensation for Executive’s services. The annual base salary will be paid periodically in accordance with the Company’s normal payroll practices and be subject to the usual, required withholdings. Executive’s annual base salary will be subject to periodic review by the Company’s board of directors DocuSign Envelope ID: B37E8047-E2E5-4356-BD24-AE674777F4A6

-2- or its compensation committee (either, the “Committee”) and adjustments may be made by the Committee. (b) Target Bonus. Executive will be eligible to receive an annual target bonus of 40% of Executive’s annual base salary (the “Target Bonus”) upon achievement of performance objectives to be determined by the Committee. Executive’s Target Bonus will be subject to periodic review by the Committee and adjustments may be made by the Committee. The amount of any Target Bonus to be paid to Executive, if any, and the timing of such payment will be: (i) determined in the sole discretion of the Committee pursuant to the terms of the Company’s bonus plan governing such opportunity and (ii) subject to Executive’s continued employment with the Company through the payment date. (c) Equity. Executive will be eligible to receive Company equity awards pursuant to any plans or arrangements the Company may have in effect from time to time, and as soon as practicable following the start of Executive’s employment, subject to Committee approval, the Company will issue to Executive, (i) an initial one-time grant of 50,000 time-based restricted stock units (“RSUs”) (the “Initial Grant”) and (ii) a first-year grant of 33,333 time-based RSUs and 16,666 performance-based RSUs (the “First Year Grant”) under the Company’s 2018 Equity Incentive Plan. The time-based RSUs contained in the Initial Grant and the First Year Grant will vest in equal parts over a four-year period, commencing on the first year anniversary of Executive’s employment start date, and the performance-based RSUs will vest over a three year period with 50% vesting on a determination date following the second year anniversary of Executive’s employment start date upon achievement of certain performance targets and the remaining 50% vesting on the next anniversary thereof upon achievement of certain performance targets, in all cases, subject to terms of the applicable plan or arrangement that may be in effect from time to time, except as otherwise provided herein to the contrary. The Committee will determine in its discretion whether Executive will be granted any additional Company equity awards and the terms of any such additional Company equity award in accordance with the terms of any applicable plan or arrangement that may be in effect from time to time, except as otherwise provided herein to the contrary. (d) Relocation Expenses. Company will pay to Executive a relocation allowance of $25,000 to assist with Executive’s relocation to the Camas area (the “Relocation Allowance”). The Relocation Allowance will be paid in Executive’s first paycheck and is subject to repayment in the event that Executive’s employment with the Company ends prior to the first year anniversary of the employment start date as a result of Executive’s termination of his employment or the Company’s termination of Executive’s employment for Cause. 4. Employee Benefits. Executive will be entitled to participate in employee benefit plans and programs of the Company, if any, on the same terms and conditions as other similarly-situated employees to the extent that Executive’s position, tenure, salary, age, health and other qualifications make Executive eligible to participate in the plans or programs, subject to the rules and regulations applicable thereto. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time. 5. PTO. Executive will be entitled to paid time off (PTO) in accordance with the Company’s PTO policy, with the timing and duration of specific days off mutually and reasonably agreed to by the parties. DocuSign Envelope ID: B37E8047-E2E5-4356-BD24-AE674777F4A6

-3- 6. Expenses. The Company will reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties under this Agreement, in accordance with the Company’s expense reimbursement policy as in effect from time to time. 7. Severance and Change in Control Benefits. (a) Non-CIC Qualified Termination. Subject to Section 9, on a Non-CIC Qualified Termination, Executive will be eligible to receive the following payments and benefits from the Company: (i) Continuing Salary Severance. The Company will pay Executive continuing payments of severance pay at a rate equal to Executive’s Base Salary for a period of 6 months. The severance will be paid, less applicable withholdings, in installments over the severance period in accordance with the Company’s regular payroll procedures, with the first installment to be paid on the first regular payroll date of the Company following the date on which the Release (as defined below) becomes irrevocable (subject to Section 9 of this Agreement). (ii) COBRA Coverage. Subject to Section 7(d), the Company will pay the premiums for COBRA coverage for Executive and Executive’s eligible dependents at the rates then in effect for active employees, subject to any subsequent changes in rates that are generally applicable to the Company’s active employees (the “COBRA Coverage”), until the earlier of (A) a period of 6 months from the date of Executive’s termination of employment, (B) the date upon which Executive and/or Executive’s eligible dependents becomes covered under similar plans or (C) the date upon which Executive ceases to be eligible for coverage under COBRA. (iii) Equity Vesting. None of the then-unvested shares subject to each of Executive’s then-outstanding Equity Awards will be entitled to accelerated vesting and, in the case of options and stock appreciation rights, accelerated exercisability. However, upon a Qualified Termination, (A) any then-unvested portion of the Initial Grant will remain outstanding and continue to vest in accordance with Section 3(c) above and be paid out as set forth in the applicable plan or arrangement governing such Initial Grant as if Executive was employed on each such vesting and payment date (subject to any acceleration of vesting provided herein or in the applicable plan or arrangement governing such Initial Grant) and (B) any additional then-unvested portion of Executive’s other then-outstanding Equity Awards will remain outstanding for 3 months or until the occurrence of a Change in Control (whichever is earlier) so that any benefits due on a CIC Qualified Termination as set forth in Section 7(b)(iii) below can be provided if a Change in Control occurs within 3 months following the applicable Qualified Termination (provided that in no event will Executive’s stock options or similar Equity Awards remain outstanding beyond the Equity Award’s maximum term to expiration). If no Change in Control occurs within 3 months following an applicable Qualified Termination, any unvested portion of Executive’s Equity Awards (other than the Initial Grant, which for the avoidance of doubt, shall continue to remain outstanding as provided herein) automatically will DocuSign Envelope ID: B37E8047-E2E5-4356-BD24-AE674777F4A6

-4- be forfeited permanently on the date that is 3 months following such Qualified Termination. (b) CIC Qualified Termination. Subject to Section 9, on a CIC Qualified Termination, Executive will be eligible to receive the following payments and benefits from the Company: (i) Salary Severance. The Company will pay Executive a lump-sum payment equal to 12 months of Executive’s Base Salary on the first regular payroll date of the Company following the date on which the Release becomes irrevocable (subject to any delay as required under Section 9 below). (ii) COBRA Coverage. Subject to Section 7(d), the Company will provide COBRA Coverage until the earlier of (A) a period of 12 months from the date of Executive’s termination of employment, (B) the date upon which Executive and/or Executive’s eligible dependents becomes covered under similar plans or (C) the date upon which Executive ceases to be eligible for coverage under COBRA. (iii) Equity Vesting. 100% of the then-unvested shares subject to each of Executive’s then-outstanding Equity Awards will immediately vest and, in the case of options and stock appreciation rights, will become exercisable (for the avoidance of doubt, no more than 100% of the shares subject to the then-outstanding portion of an Equity Award may vest and become exercisable under this provision). In the case of an Equity Award with performance-based vesting, unless otherwise specified in the applicable Equity Award agreement governing such award, all performance goals and other vesting criteria will be deemed achieved at the greater of actual performance measured as of the date of termination or 100% of target levels. Any restricted stock units, performance shares, performance units, and/or similar full value awards that vest under this paragraph will be settled on the date on which the Release becomes irrevocable (subject to any delay as required under Section 9 below). (c) Change in Control Benefit. Pursuant to the contractual arrangements in effect with Executive prior to the Effective Date, 100% of any then-unvested portion of Executive’s Existing Equity Awards shall immediately vest and become exercisable in full upon a “change in control” (as defined in the Company’s 2001 Stock Option Plan, as amended (the “2001 Plan”)) as long as Executive remains a Service Provider (as defined in the 2001 Plan) through such time. For the avoidance of doubt, no more than 100% of the total number of shares granted pursuant to any Existing Equity Award may become vested and exercisable upon such “change in control.” (d) Termination other than a Qualified Termination. If the termination of Executive’s employment with the Company Group is not a Qualified Termination, then Executive will not be entitled to receive severance or other benefits. (e) Conditions to Receipt of COBRA Coverage. Executive’s receipt of COBRA Coverage is subject to Executive electing COBRA continuation coverage within the time period prescribed pursuant to COBRA for Executive and Executive’s eligible dependents. If the Company determines in its sole discretion that it cannot provide the COBRA Coverage without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will in lieu thereof provide to Executive a taxable monthly payment payable on the last DocuSign Envelope ID: B37E8047-E2E5-4356-BD24-AE674777F4A6

-5- day of a given month (except as provided by the following sentence), in an amount equal to the monthly COBRA premium that the Executive would be required to pay to continue his or her group health coverage in effect on the date of his or her Qualified Termination (which amount will be based on the rates then in effect for active employees, subject to any subsequent changes in rates that are generally applicable to the Company’s active employees) (each, a “COBRA Replacement Payment”), which COBRA Replacement Payments will be made regardless of whether Executive elects COBRA continuation coverage and will end on the earlier of (i) the date upon which Executive obtains other employment or (ii) the date the Company has paid an amount totaling the number of COBRA Replacement Payments equal to the number of months in the applicable COBRA Coverage period. For the avoidance of doubt, the COBRA Replacement Payments may be used for any purpose, including, but not limited to continuation coverage under COBRA, and will be subject to all applicable tax withholdings. Notwithstanding anything to the contrary under this Agreement, if at any time the Company determines in its sole discretion that it cannot provide the COBRA Replacement Payments without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), Executive will not receive the COBRA Replacement Payments or any further COBRA Coverage. (f) Non-Duplication of Payment or Benefits. If (i) Executive’s Qualified Termination occurs prior to a Change in Control that qualifies Executive for severance payments and benefits under Section 7(a) and (ii) a Change in Control occurs within the 3-month period following Executive’s Qualified Termination that qualifies Executive for severance payments and benefits under Section 7(b), then (A) Executive will cease receiving any further payments or benefits under Section 7(a) and (B) Executive will receive the payments and benefits under Section 7(b) instead but each of the payments and benefits otherwise payable under Section 7(b) will be offset by the corresponding payments or benefits Executive already received under Section 7(a). (g) Death of Executive. If Executive dies before all payments or benefits Executive is entitled to receive under this Agreement have been paid, the unpaid amounts will be paid to Executive’s designated beneficiary, if living, or otherwise to Executive’s personal representative in a lump-sum payment as soon as possible following Executive’s death. (h) Transfer between the Company Group. For purposes of this Agreement, if Executive is involuntarily transferred from one member of the Company Group to another, the transfer will not be a termination without Cause but may give Executive the ability to resign for Good Reason. (i) Exclusive Remedy. In the event of a termination of Executive’s employment with the Company Group, the provisions of this Agreement are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive may otherwise be entitled, whether at law, tort or contract, or in equity. Executive will be entitled to no benefits, compensation or other payments or rights upon termination of employment other than those benefits expressly set forth in this Agreement. 8. Accrued Compensation. On any termination of Executive’s employment with the Company Group, Executive will be entitled to receive all accrued but unpaid vacation, expense DocuSign Envelope ID: B37E8047-E2E5-4356-BD24-AE674777F4A6

-6- reimbursements, wages, and other benefits due to Executive under any Company-provided plans, policies, and arrangements or as otherwise required by applicable law. 9. Conditions to Receipt of Severance. (a) Separation Agreement and Release of Claims. Executive’s receipt of any severance payments or benefits upon Executive’s Qualified Termination under Section 7 is subject to Executive signing and not revoking the Company’s then-standard separation agreement and release of claims (which may include restrictive covenants, including, but not limited to, an agreement not to disparage any member of the Company Group, non-solicit provisions, an agreement to assist in any litigation matters, and other standard terms and conditions) (the “Release” and that requirement, the “Release Requirement”), which must become effective and irrevocable no later than the 60th day following Executive’s Qualified Termination (the “Release Deadline”). If the Release does not become effective and irrevocable by the Release Deadline, Executive will forfeit any right to severance payments or benefits under Section 7. In no event will severance payments or benefits under Section 7 be paid or provided until the Release actually becomes effective and irrevocable. To the extent that payments are delayed under Section 9(c), the Company will pay or provide Executive the severance payments and benefits that Executive would otherwise have received under Section 7 on or prior to that date, with the balance of the severance payments and benefits being paid or provided as originally scheduled. (b) Return of Company Property. Executive’s receipt of any severance payments or benefits upon Executive’s Qualified Termination under Section 7 is subject to Executive returning all documents and other property provided to Executive by any member of the Company Group (with the exception of a copy of the Employee Handbook and personnel documents specifically relating to Executive), developed or obtained by Executive in connection with his employment with the Company Group, or otherwise belonging to the Company Group. (c) Section 409A. The Company intends that all payments and benefits provided under this Agreement or otherwise are exempt from, or comply with, the requirements of Section 409A of the Code and any guidance promulgated under Section 409A of the Code (collectively, “Section 409A”) so that none of the payments or benefits will be subject to the additional tax imposed under Section 409A, and any ambiguities in this Agreement will be interpreted in accordance with this intent. No payment or benefits to be paid to Executive, if any, under this Agreement or otherwise, when considered together with any other severance payments or separation benefits that are considered deferred compensation under Section 409A (together, the “Deferred Payments”), will be paid or otherwise provided until Executive has a “separation from service” within the meaning of Section 409A. Any severance benefits that would be considered Deferred Payments will be paid on, or, in the case of installments, will not commence until, the 60th day following Executive’s separation from service, or, if later, such time as required under this paragraph. Except as required under this paragraph, any installment payments that would have been made to Executive during the 60-day period immediately following Executive’s separation from service but for the preceding sentence will be paid to Executive on the 60th day following Executive’s separation from service and the remaining payments will be made as provided above. If, at the time of Executive’s termination of employment, Executive is a “specified employee” within the meaning of Section 409A, then the payment of the Deferred Payments will be delayed to the extent necessary to avoid the imposition of the additional tax imposed under Section 409A, which generally means that Executive will receive payment on the DocuSign Envelope ID: B37E8047-E2E5-4356-BD24-AE674777F4A6

-7- first payroll date that occurs on or after the date that is 6 months and 1 day following Executive’s termination of employment. The Company reserves the right to amend this Agreement as it considers necessary or advisable, in its sole discretion and without the consent of Executive or any other individual, to comply with any provision required to avoid the imposition of the additional tax imposed under Section 409A or to otherwise avoid income recognition under Section 409A prior to the actual payment of any benefits or imposition of any additional tax. Each payment, installment, and benefit payable under this Agreement is intended to constitute a separate payment for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2). In no event will any member of the Company Group reimburse Executive for any taxes that may be imposed on Executive as a result of Section 409A. (d) Resignation of Officer and Director Positions. Executive’s receipt of any severance payments or benefits upon Executive’s Qualified Termination under Section 7 is subject to Executive resigning from all officer and director positions with all members of the Company Group and Executive executing any documents the Company may require in connection with the same. 10. Limitation on Payments. (a) Reduction of Severance Benefits. If any payment or benefit that Executive would receive from any Company Group member or any other party whether in connection with the provisions in this Agreement or otherwise (the “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Payment will be equal to the Best Results Amount. The “Best Results Amount” will be either (A) the full amount of the Payment or (B) a lesser amount that would result in no portion of the Payment being subject to the Excise Tax, whichever of those amounts, taking into account the applicable federal, state and local employment taxes, income taxes and the Excise Tax, results in Executive’s receipt, on an after-tax basis, of the greater amount. If a reduction in payments or benefits constituting parachute payments is necessary so that the Payment equals the Best Results Amount, reduction will occur in the following order: reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. In the event that acceleration of vesting of stock award compensation is to be reduced, the acceleration of vesting will be cancelled in the reverse order of the date of grant of Executive’s equity awards unless Executive elects in writing a different order for cancellation. Executive will be solely responsible for the payment of all personal tax liability that is incurred as a result of the payments and benefits received under this Agreement, and Executive will not be reimbursed by any member of the Company Group for any of those payments of personal tax liability. (b) Determination of Excise Tax Liability. The Company will select a professional services firm to make all of the determinations required to be made under these paragraphs relating to parachute payments. The Company will request that firm provide detailed supporting calculations both to the Company and Executive prior to the date on which the event that triggers the Payment occurs if administratively feasible, or subsequent to that date if events occur that result in parachute payments to Executive at that time. For purposes of making the calculations required under these paragraphs relating to parachute payments, the firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith determinations concerning the application of the Code. The Company and Executive will furnish to the firm any information and documents as the firm may reasonably request in order to make a determination under these paragraphs relating to parachute payments. The Company will bear all costs the firm may DocuSign Envelope ID: B37E8047-E2E5-4356-BD24-AE674777F4A6

-8- reasonably incur in connection with any calculations contemplated by these paragraphs relating to parachute payments. Any determination by the firm will be binding upon the Company and Executive, and the Company will have no liability to Executive for the determinations of the firm. 11. Definitions. The following terms referred to in this Agreement will have the following meanings: (a) Base Salary. “Base Salary” means Executive’s annual base salary as in effect immediately prior to Executive’s Qualified Termination (or if the termination is due to a resignation for Good Reason based on a material reduction in base salary, as applicable, then Executive’s annual base salary in effect immediately prior to the reduction) or, if Executive’s Qualified Termination is a CIC Qualified Termination and the amount is greater, at the level in effect immediately prior to the Change in Control. (b) Board. “Board” means the Company’s Board of Directors. (c) Cause. “Cause” (i) Executive’s failure to perform Executive’s duties or responsibilities to the Company Group or deliberate violation of a Company Group policy, including but not limited to those relating to insider trading or sexual harassment; (ii) Executive’s commission of any act of fraud, embezzlement, dishonesty or any other misconduct; (iii) unauthorized use or disclosure by Executive of any proprietary information or trade secrets of the Company Group or any other party to whom Executive owes an obligation of nondisclosure as a result of Executive’s relationship with the Company Group; (iv) Executive’s breach of any of Executive’s obligations under any written agreement or covenant with the Company Group, including this Agreement and the Proprietary Information and Inventions Agreement; or (v) Executive’s violation of any federal or state law or regulation applicable to the business of the Company Group. (d) Change in Control. “Change in Control” means the occurrence of any of the following events: (i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, (A) the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control, and (B) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, the direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or DocuSign Envelope ID: B37E8047-E2E5-4356-BD24-AE674777F4A6

-9- (ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12)-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or (iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A. Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. (e) Change in Control Period. “Change in Control Period” means the period beginning 3 months prior to a Change in Control and ending 12 months following a Change in Control. (f) COBRA. “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. (g) Code. “Code” means the Internal Revenue Code of 1986, as amended. (h) Company Group. “Company Group” means the Company and its subsidiaries. DocuSign Envelope ID: B37E8047-E2E5-4356-BD24-AE674777F4A6

-10- (i) Disability. “Disability” means that Executive, at the time notice is given, has been unable to substantially perform his or her duties under this Agreement for not less than one- hundred and twenty (120) work days within a twelve (12) consecutive month period as a result of Executive’s incapacity due to a physical or mental condition and, if reasonable accommodation is required by law, after any reasonable accommodation. (j) Equity Awards. “Equity Awards” means (i) any Future Equity Awards and (ii) any Existing Equity Awards, but, in the case of clause (ii), only to the extent that Executive experiences a Qualified Termination during the 3 months prior to a Change in Control. (k) Existing Equity Awards. “Existing Equity Awards” means stock options to purchase shares of the Company’s common stock that have been granted to Executive prior to the Effective Date and remain outstanding as of the Effective Date. (l) Future Equity Awards. “Future Equity Awards” means Company equity awards, including awards of stock options, restricted stock, RSUs, performance shares, or performance stock units, granted to Executive on or after the Effective Date. (m) Good Reason. “Good Reason” means the termination of Executive’s employment with the Company Group by Executive in accordance with the next sentence after the occurrence of one or more of the following events without Executive’s express written consent: (i) a material reduction of Executive’s duties, authorities, or responsibilities relative to Executive’s duties, authorities, or responsibilities in effect immediately prior to the reduction; provided, however, that continued employment following a Change in Control with substantially the same duties, authorities, or responsibilities with respect to the Company Group’s business and operations will not constitute “Good Reason” (for example, “Good Reason” does not exist if Executive is employed by the Company Group or a successor with substantially the same duties, authorities, or responsibilities with respect to the Company Group’s business that Executive had immediately prior to the Change in Control regardless of whether Executive’s title is revised to reflect Executive’s placement within the overall corporate hierarchy or whether Executive provides services to a subsidiary, affiliate, business unit or otherwise); (ii) a material reduction by a Company Group member in Executive’s annual total target cash compensation; provided, however, that, a reduction of annual total target cash compensation that also applies to substantially all other similarly situated employees of the Company Group members will not constitute “Good Reason”; (iii) a material change in the geographic location of Executive’s primary work facility or location by more than 50 miles from Executive’s then present location; provided, that a relocation to a location that is within 50 miles from Executive’s then-present primary residence will not be considered a material change in geographic location, or (iv) failure of a successor corporation to assume the obligations under this Agreement. In order for the termination of Executive’s employment with a Company Group member to be for Good Reason, Executive must not terminate employment without first providing written notice to the Company of the acts or omissions constituting the grounds for “Good Reason” within 90 days of the initial existence of the grounds for “Good Reason” and a cure period of 30 days following the date of written notice (the “Cure Period”), the grounds must not have been cured during that time, and Executive must terminate Executive’s employment within 30 days following the Cure Period. (n) Qualified Termination. “Qualified Termination” means (i) a termination of Executive’s employment by a Company Group member without Cause (excluding by reason of DocuSign Envelope ID: B37E8047-E2E5-4356-BD24-AE674777F4A6

-11- Executive’s death or Disability) outside of the Change in Control Period (a “Non-CIC Qualified Termination”) or (ii) a termination of Executive’s employment either (A) by a Company Group member without Cause (excluding by reason of Executive’s death or Disability) or (B) by Executive for Good Reason, in either case, during the Change in Control Period (a “CIC Qualified Termination”); provided, that, solely for purposes of Section 7(a)(iii) as it relates to the Initial Grant, a termination of Executive’s employment by Executive for Good Reason outside of the Change in Control Period shall also be deemed a “Qualified Termination”. (o) Proprietary Information and Inventions Agreement. “Proprietary Information and Inventions Agreement” means the Confidential Information, Invention Assignment and Non-Competition Agreement that Executive previously executed in connection with the commencement of Executive’s employment with the Company. 12. Confidential Information. Executive confirms Executive’s continuing obligations under the Proprietary Information and Inventions Agreement. 13. Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors, and legal representatives of Executive upon Executive’s death and (b) any successor of the Company. Any successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive’s right to compensation or other benefits will be null and void. 14. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and will be effectively given (a) upon actual delivery to the party to be notified, (b) 24 hours after confirmed facsimile transmission, (c) 1 business day after deposit with a recognized overnight courier or (d) 3 business days after deposit with the U.S. Postal Service by first class certified or registered mail, return receipt requested, postage prepaid, addressed (i) if to Executive, at the address Executive shall have most recently furnished to the Company in writing, (ii) if to the Company, at the following address: If to the Company: nLIGHT, Inc. 5408 NE 88th St. Vancouver, Washington 98665 Attention: CEO 15. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision. 16. Integration. This Agreement and the Proprietary Information and Inventions Agreement represent the entire agreement and understanding between the parties as to the subject DocuSign Envelope ID: B37E8047-E2E5-4356-BD24-AE674777F4A6

-12- matter in this Agreement and supersede all prior or contemporaneous agreements whether written or oral, including, but not limited to, any offer letter entered into between the parties prior to the Effective Date. With respect to Equity Awards, the acceleration of vesting and non-forfeiture provisions provided in this Agreement will apply to these Equity Awards and shall be in addition to any acceleration of vesting and non-forfeiture rights of Executive set forth in the applicable plan or arrangement, such that, if either under the terms of this Agreement or the applicable plan or arrangement, an Equity Award would be accelerated and/or have forfeiture waived upon the occurrence of an event, upon the occurrence of such event, the Equity Award shall be accelerated and/or forfeiture shall be waived. This Agreement may be modified only by agreement of the parties by a written instrument executed by the parties that is designated as an amendment to this Agreement. 17. Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement. 18. Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement. 19. Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes. 20. Arbitration. Any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement or the Proprietary Information and Inventions Agreement, will be settled by arbitration pursuant to the arbitration provisions set forth in the Proprietary Information and Inventions Agreement. 21. Governing Law. This Agreement will be governed by the laws of the State of Washington (with the exception of its conflict of laws provisions). 22. Acknowledgment. Executive acknowledges that Executive has had the opportunity to discuss this matter with and obtain advice from Executive’s private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement. 23. Gender Neutral. Wherever used in this Agreement, a pronoun in the masculine gender will be considered as including the feminine gender unless the context clearly indicates otherwise. 24. Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned. [Signature page follows.] DocuSign Envelope ID: B37E8047-E2E5-4356-BD24-AE674777F4A6

-13- IN WITNESS WHEREOF, each of the parties has executed this Agreement (in the case of the Company, by a duly authorized officer), effective as of the Effective Date. COMPANY: nLIGHT, Inc. By: Date: Title: EXECUTIVE: Date: Joseph Corso [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT] DocuSign Envelope ID: B37E8047-E2E5-4356-BD24-AE674777F4A6 VP, Human Resources 8/18/2020